UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 15, 2007


                              SUNCOM WIRELESS, INC.
               (Exact name of Registrant as specified in charter)

         DELAWARE                  333-57715                23-2930873
      (State or Other          (Commission File          (I.R.S. Employer
       Jurisdiction                 Number)            Identification No.)
     of Incorporation)


           1100 CASSATT ROAD
         BERWYN, PENNSYLVANIA
    (Address of Principal Executive                           19312
               Offices)                                     (Zip Code)


      Registrant's telephone number, including area code: (610) 651-5900

                                 NOT APPLICABLE.
        (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  AMENDMENTS TO MATERIAL DEFINITIVE AGREEMENTS.

On May 15, 2007, in connection with the closing of the transactions contemplated by that certain Exchange Agreement, dated as of January 31, 2007 (the "Exchange Agreement"), by and among SunCom Wireless Holdings, Inc., a Delaware corporation ("SunCom Holdings"), SunCom Wireless Investment Company LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of SunCom Holdings ("SunCom Investment"), SunCom Wireless, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of SunCom Holdings (the "Company"), and certain holders (the "Consenting Noteholders") of the 9-3/8% Senior Subordinated Notes due 2011 (the "9-3/8% Notes") and 8-3/4% Senior Subordinated Notes due 2011 of the Company (the "8-3/4% Notes" and collectively with the 9-3/8% Notes, the "SunCom Wireless Subordinated Notes"), SunCom Holdings, SunCom Investment and the Consenting Noteholders entered into Amendment No. 1 to Exchange Agreement (the "Exchange Agreement Amendment"). The Exchange Agreement Amendment amended the Exchange Agreement to, among other things: (1) add an additional affiliated Consenting Noteholder to the Exchange Agreement as a Consenting Noteholder; (2) amend Schedule I to the Exchange Agreement, setting forth the SunCom Wireless Subordinated Notes of each Consenting Noteholder to be tendered in the exchange and the Class A common stock, par value $0.01 per share ("Class A Common Stock"), of SunCom Holdings to be received by each Consenting Noteholder in respect thereof; and (3) effect certain changes regarding the appointment of directors of SunCom Holdings' Board of Directors following the closing of the transactions contemplated by the Exchange Agreement.

On May 15, 2007, in connection with the closing of the transactions contemplated by the Exchange Agreement, as amended, the Company, together with The Bank of New York, as trustee, and the subsidiary guarantors party thereto, entered into Supplemental Indentures (the "Supplemental Indentures") with respect to each of that certain Indenture, dated as of January 19, 2001, governing the 9-3/% Notes and that certain Indenture, dated as of November 14, 2001, governing the 8-3/4% Notes (collectively, the "Indentures"). The Supplemental Indentures remove substantially all of the restrictive covenants and certain of the events of default from the Indentures. The foregoing description is qualified in its entirety by reference to the Exchange Agreement Amendment and the Supplemental Indentures filed as exhibits to this Form 8-K as Exhibits 2.1, 4.1 and 4.2, respectively.

ITEM 5.02   RESIGNATION OF DIRECTORS.

On May 15, 2007, in connection with the closing of the transactions contemplated by the Exchange Agreement, as amended, effective concurrently with the closing of the exchange, each of Messrs. Eric Haskell, Mathias DeVito and Arnold Sheiffer resigned as directors of the Company. Mr. Haskell will continue to serve as the Company's Executive Vice President and Chief Financial Officer. Messrs. DeVito, Haskell and Sheiffer did not have any disagreement with the Company's operations, policies or practices, and their resignations were contemplated under the Exchange Agreement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits

            2.1 Amendment No. 1 to Exchange Agreement, dated as of May 15, 2007, by and among SunCom Wireless Holdings, Inc., SunCom Wireless Investment Company LLC, and the holders of the 9-3/8% Senior Subordinated Notes due 2011 and 8-3/4% Senior Subordinated Notes due 2011 of SunCom Wireless, Inc. party


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                  thereto (incorporated by reference to Exhibit 2.1 to the Form
                  8-K of SunCom Wireless Holdings, Inc.filed May 21, 2007).

            4.1 Supplemental Indenture, dated as of May 15, 2007, to Indenture, dated January 19, 2001, governing the 9-3/8% Senior Subordinated Notes due 2011 of SunCom Wireless, Inc., by and among SunCom Wireless, Inc., the guarantors party thereto, and The Bank of New York, as Trustee (incorporated by reference to
                  Exhibit 4.1 to the Form 8-K of SunCom Wireless Holdings, Inc.filed May 21, 2007).

            4.2 Supplemental Indenture, dated as of May 15, 2007, to Indenture, November 14, 2001, governing the 8-3/4% Senior Subordinated Notes due 2011 of SunCom Wireless, Inc., by and among SunCom Wireless, Inc., the guarantors party thereto, and The Bank of New York, as Trustee (incorporated by reference to
                  Exhibit 4.2 to the Form 8-K of SunCom Wireless Holdings, Inc.filed May 21, 2007).










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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SUNCOM WIRELESS, INC.


Date:  May 21, 2007                 By: /s/Eric Haskell
                                       ---------------------------------------
                                       Name:  Eric Haskell
                                       Title: Executive Vice President and
                                              Chief Financial Officer



















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